UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of William Waddill as a Director

At the recommendation of the Nomination Committee, the Board of Directors of Arrowhead Pharmaceuticals, Inc. (the “Company”) elected William Waddill as an independent director of the Company with a term beginning effective January 1, 2018. On December 20, 2017, Mr. William Waddill accepted and appointment to the Board of Directors of Arrowhead Pharmaceutical, Inc. It is anticipated that Mr. Waddill will serve on the Audit, Compensation and Nomination Committees.

Mr. Waddill’s compensation will consist of cash compensation of $52,500 and a grant of 25,000 restricted stock units that will vest on the one year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2017

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer